UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2022

ALPHA ENERGY, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-55586	90-1020566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14143 Denver West Parkway Suite 100, Golden, CO             80401
(Address of principal executive offices)             (Zip Code)

Registrant’s telephone number, including area code: 1-800-819-0604

4162 Meyerood Drive, Houston, TX 77025
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01         Entering into a Material Definitive Agreement

On May 26, 2022, Alpha Energy, Inc. (the “Company”) entered into a Purchase and Sale Agreement (“PSA”) from various sellers to acquire certain assets located in the Cherokee Uplift in Seminole County, Oklahoma, known as the Mercury Project. Under the terms of the PSA the Company will acquire a 75% Working Interest (“WI”) in 28 well bores and other assets. The Company is obligated to make a cash payment of $562,500.00 at closing plus a further payment of 2% of the net revenue to the sellers.

Until July 5, 2022, or until the end of business on the day before Closing if the aggregate of any standard Title and/or Environmental Defects that may be found in the course of Due Diligence exceeds 30% of the Purchase Price, the Company may terminate the PSA. Company shall assume Operations after Closing upon approval of transfer by the Oklahoma Corporation Commission.

The Mercury Project is comprised of certain held-by-production leases and an existing waterflood unit with both developed and undeveloped proven production on the Cherokee Uplift in South Central Oklahoma. The acquisition includes 28 well bores, seven of which are active. Four wells are injectors, with one currently active. The Company intends to continue production from the current productive horizons and bring behind pipe pay zones into production as it can as soon as rig, equipment, and personnel availability permit.

The closing of the PSA is subject to certain closing conditions and is anticipated to occur on or before August 1, 2022.

The foregoing description of the PSA and the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the full text of the PSA by and among the Company and the sellers, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7.01          Regulation FD Disclosure

On May  31, 2022, the Company issued a press release announcing the execution of the PSA. A copy of the press release is being furnished herewith as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under such section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or 1933, as amended, or the Exchange Act.

ITEM 9.01         Financial Statements and Exhibits

Exhibit No.	Description
10.1	Purchase and Sale Agreement dated as of May 26, 2022
99.1	Press release, dated May 31, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

Dated: May 31, 2022

ALPHA ENERGY, INC.

/s/ Jay Leaver
Jay Leaver, President